Exhibit (h)(7)

Execution

AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (the “Amendment”) is made as of January 14, 2022 by and between AdvisorShares Trust (the “Trust”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Trust and BNY Mellon are parties to a Transfer Agency and Service Agreement dated as of July 16, 2009, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall update the list of Series on Schedule I thereto and set forth terms applicable to certain of the Series;

C.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein; and

D.	WHEREAS, the Trust and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	Schedule I shall be deleted in its entirety and replaced with amended Schedule I attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

ADVISORSHARES TRUST

By:	/s/ Dan Ahrens
Name:	Dan Ahrens
Title:	Secretary & Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey McCarthy
Name:	Jeffrey McCarthy
Title:	Managing Director

SCHEDULE I

to

TRANSFER AGENCY AND SERVICE AGREEMENT

Dated July 16, 2009 between

ADVISORSHARES TRUST

and

THE BANK OF NEW YORK MELLON

(as of January 14, 2022)

SERIES OF ADVISORSHARES TRUST:

AdvisorShares Dorsey Wright ADR ETF
AdvisorShares Dorsey Wright Alpha Equal Weight ETF
AdvisorShares Dorsey Wright FSM All Cap World ETF
AdvisorShares Dorsey Wright FSM US Core ETF
AdvisorShares Dorsey Wright Micro-Cap ETF
AdvisorShares Dorsey Wright Short ETF
AdvisorShares DoubleLine Value ETF
AdvisorShares Focused Equity ETF
AdvisorShares North Square McKee ESG Core Bond ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Pure Cannabis ETF
AdvisorShares Pure US Cannabis ETF
AdvisorShares Ranger Equity Bear ETF
AdvisorShares North Square McKee Core Reserves ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares Vice ETF
AdvisorShares Q Dynamic Growth ETF
AdvisorShares Q Portfolio Blended Allocation ETF
AdvisorShares Alpha DNA Equity Sentiment ETF
AdvisorShares Hotel ETF
AdvisorShares Restaurant ETF
AdvisorShares Gerber Kawasaki ETF
AdvisorShares Psychedelics ETF
AdvisorShares Poseidon Dynamic Cannabis ETF
AdvisorShares Let Bob AI Powered Momentum ETF

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